UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    March 23, 2012

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	45-3864001 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code  (905) 842-9090

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sillenger Exploration Corp.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01    Entry into Definitive Material Agreement

On April 5, 2012, Sillenger Exploration Corp. (“Sillenger” or the “Company”) accepted subscriptions from investors in the private placement described under Item 3.02 below. The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02    Unregistered Sales of Equity Securities.

On April 5, 2012, the Company held the closing in connection with a private placement of its common stock, par value $0.001 per share (the “Shares”). At the closing, the Company issued and sold an aggregate of 25,500,000 Shares to 28 accredited and sophisticated investors at a purchase price of $0.01 per Share (the "Share Price") receiving proceeds of $255,500. The Company intends to use the proceeds of the placement for general corporate purposes, including general and administrative expenses. The closing occurred following the satisfaction of customary closing conditions. Copies of the form of subscription agreement relating to the sale of the Shares in the placement are filed as exhibits to this Current Report on Form 8-K.

The subscription agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of subscription agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The Shares issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Incorporated by reference from the Company’s Form 8-K filed on April 5, 2012.

Item 8.01    Other Events.

Incorporated by reference from the Company’s Form 8-K filed on April 5, 2012.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Form of Subscription Agreement* *Incorporated by reference from the Company’s Form 8-K filed on April 5, 2012.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as "may," "project," "should," "plan," "expect," "anticipate" "believe," "estimate" and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements represent our management's judgment regarding future events.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under "Risk Factors" found in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 15, 2011, and its Form 10-Qs on file with the SEC.

Form 8-K	Sillenger Exploration Corp.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: April 13, 2012	By: /s/ John Gillespie
John Gillespie –CEO & President